Exhibit 99

NIC Earns Six Cents Per Share on a 50 Percent Increase in Portal Revenues

Results Driven by Contribution from the Recently Acquired Texas Contract and Solid Same-State Portal Revenue Growth

OLATHE, Kan.--(BUSINESS WIRE)--November 5, 2009--NIC Inc. (NASDAQ: EGOV) today announced net income of $4.1 million and earnings per share of six cents on total revenues of $37.3 million for the three months ended September 30, 2009. Operating income was $6.6 million for the quarter, a 47 percent increase over the prior year quarter. The company reported net income of $3.1 million and earnings per share of five cents on total revenues of $24.9 million in third quarter 2008.

As previously announced, Texas NICUSA, LLC, part of the NIC family of companies, acquired an eGovernment contract in the state of Texas during the second quarter of 2009, which includes the current TexasOnline portal management engagement through December 31, 2009. Portal revenues and cost of portal revenues from the acquired Texas contract were approximately $8.8 million and $5.6 million, respectively, in the current quarter. Third quarter 2009 financial results also include approximately $1.8 million of intangible asset amortization expense related to the acquisition.

Quarterly portal revenues were $36.2 million, a 50 percent increase over third quarter 2008. On a same-state basis, portal revenues grew 14 percent in the current quarter. Same-state, transaction-based revenues from non-driver record (non-DMV) services grew 27 percent over third quarter 2008 through strong performance in tax filings, vehicle title and registration, professional licensing services, and the Alabama state liquor store payment service launched in the fourth quarter of 2008. Same-state DMV revenues were flat compared to third quarter 2008.

“Our current partners are aggressively rolling out valuable and cost-saving services,” said Harry Herington, Chairman of the Board and Chief Executive Officer of NIC. “NIC also continues to see a lot of opportunity as we educate prospective partners at all levels of government on the benefits of a self-funded services model.”

Selling and administrative expenses were $6.2 million in the current quarter compared to $5.5 million in the third quarter of 2008. As a percentage of portal revenues, selling and administrative expenses were 17 percent in the current quarter, down from 23 percent in the same period last year.

Third quarter 2009 results included an income tax reserve reduction of approximately $0.1 million. Absent this item, net income would have been $4.0 million, with earnings per share unchanged. Third quarter 2008 results included an income tax reserve reduction of approximately $0.2 million. Absent this item, net income would have been $2.8 million, or four cents per share.

“Our strong third quarter financial results were driven by a full quarter of the recently acquired Texas contract,” said Steve Kovzan, Chief Financial Officer of NIC. “The contribution from Texas, coupled with the stable and consistent performance of our other 22 portal businesses, has put us on track to comfortably meet or exceed the top end of our 2009 financial guidance for revenue, operating income and net income.”

Operating Highlights

As recently announced, the U.S. Department of Transportation, Federal Motor Carrier Safety Administration (FMCSA), awarded NIC Technologies, LLC, part of the NIC family of companies, a contract to build and operate the National Motor Carrier Pre-Employment Screening System. The contract has an initial one-year term, with four, single-year renewals at the option of the FMCSA. The new service will disseminate commercial drivers’ safety performance history and will assist the motor carrier industry in assessing individual operators’ crash and serious safety violation inspection history as a pre-employment condition. The system is currently expected to launch in December 2009, and will be developed and maintained using a self-funded, transaction-based model.

During the third quarter, Kentucky Interactive, LLC, part of the NIC family of companies, was awarded a new contract by the Commonwealth of Kentucky (www.kentucky.gov) after a competitive rebid. The initial term of the contract is for three years with three additional, single-year renewals at the option of the Commonwealth of Kentucky.

Also in third quarter, the New Mexico Motor Vehicle Division launched new online driver and motor vehicle services.

“We are honored that our partner in Kentucky continues to put its trust in NIC and we are excited about the opportunities ahead with the just-launched motor vehicles services in New Mexico and our recently-announced partnership with the U.S. Department of Transportation," said Herington.

In addition, NIC’s state government partners received 18 national eGovernment awards by the Center for Digital Government, an international research and advisory institute focused on the use of information technology in government. Nine NIC state partners took top honors in the Best of the Web competition, including four of the top five positions in the rankings. Utah won first place for the third time since 2003. Nine Digital Government Achievement Awards, which recognize excellence in electronic government services, went to NIC state partners.

“We want to offer a special congratulations to those partners recognized for their leadership in eGovernment by the Center for Digital Government. It is our partners’ dedication to providing cutting-edge services online, over-the-counter, and via mobile that makes our partnerships so powerful and enduring,” concluded Herington.

2010 Financial Guidance for Texas Contract

As previously announced, the state of Texas signed a seven-year contract with Texas NICUSA, LLC, part of the NIC family of companies, to manage TexasOnline 2.0 (www.texasonline.com), the official government portal for the state of Texas.

The state of Texas issued a Request for Offers for its official state portal and awarded the contract to Texas NICUSA following a nine-month competitive procurement. The original RFO was issued in October 2008, with bids due to the state in January 2009. The new contract was awarded on July 31, 2009. NIC will begin earning revenues under the contract in January 2010.

For fiscal year 2010, NIC currently expects total revenues from the new Texas contract, including related Master Work Order projects, to range from $32.0 million - $36.0 million, with gross profit margins in the low-to-mid 20 percent range.

Significant first-year projects under the new TexasOnline 2.0 contract include a state-wide content management system to increase both internal and external usability, a complete Web portal redesign, including the home page, and an extensive marketing campaign to re-launch the new Web site and create additional awareness and drive adoption of online services.

“We believe that these long-term investments will significantly drive adoption of portal services and make more services available electronically to Texans,” said Kovzan. “Given the population of Texas, our incremental margin opportunity should be substantial, and we currently expect revenues and margins to grow steadily over time as we launch new services.”

NIC intends to provide full year 2010 consolidated financial guidance as part of its fourth quarter 2009 earnings announcement in February 2010.

Third Quarter Earnings Call Dial-In Information
Thursday, November 5, 2009
4:30 p.m. (EST)

Call bridge:	800-762-8795 (U.S. callers) or 480-629-9773 (international callers)

Call leaders:	Harry Herington, Chairman of the Board and Chief Executive Officer
Steve Kovzan, Chief Financial Officer

Webcast and Podcast Information

To sign in and listen: The Webcast system is available at http://www.nicusa.com/investor.

A replay of the Webcast will be available until 11:00 p.m. (EST) on February 3, 2010, by visiting http://www.nicusa.com/investor. The conference call replay will also be available via Podcast download by visiting http://www.nicusa.com/investor.

An audio replay of NIC’s third quarter earnings call will be available until 11:00 p.m. (EST) on November 11, 2009, by dialing 800-406-7325 and using passcode 4173076. International callers may dial 303-590-3030 and use the aforementioned passcode to access the audio playback.

About NIC

NIC Inc. (NASDAQ: EGOV) is the nation’s leading provider of official government portals, online services, and secure payment processing solutions. The company’s innovative eGovernment services help reduce costs and increase efficiencies for government agencies, citizens, and businesses across the country. The NIC family of companies provides eGovernment solutions for more than 3,000 federal, state, and local agencies that serve 97 million people in the United States. Additional information is available at http://www.nicusa.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this release that do not relate to historical or current facts constitute forward-looking statements. These statements include NIC’s financial guidance for the current fiscal year and for the TexasOnline 2.0 contract in 2010, statements regarding the potential for growth in revenues and margins relating to the TexasOnline 2.0 contract and statements regarding continued implementation of NIC's business model and its development of new products and services. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, NIC’s ability to successfully integrate into its operations the recently acquired current portal management contracts and the TexasOnline 2.0 contract with government agencies in the state of Texas; NIC's ability to successfully increase the adoption and use of portal services in Texas; the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; and general economic conditions (including the recent deterioration in general economic conditions) and the other important cautionary statements and risk factors described in NIC's 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2009, and in NIC’s Quarterly Reports on Form 10-Q filed with the SEC in 2009. NIC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

NIC INC.
FINANCIAL SUMMARY
(UNAUDITED)
Thousands except per share amounts

	Three months ended		Nine-months ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenues:
Portal revenues	$ 36,236	$ 24,147	$ 93,408	$ 72,564
Software & services revenues	1,018	794	3,058	2,758
Total revenues	37,254	24,941	96,466	75,322
Operating expenses:
Cost of portal revenues, exclusive of depreciation & amortization	21,133	13,502	53,743	39,214
Cost of software & services revenues, exclusive of depreciation & amortization	609	541	1,847	1,681
Selling & administrative	6,163	5,520	19,589	17,305
Nonrecurring gain on acquisition of business (net of tax)	-	-	(2,184)	-
Depreciation & amortization	2,779	903	5,347	2,648
Total operating expenses	30,684	20,466	78,342	60,848
Operating income	6,570	4,475	18,124	14,474
Other income (expense):
Interest income	3	140	48	583
Other expense, net	-	(5)	-	(24)
Total other income	3	135	48	559
Income before income taxes	6,573	4,610	18,172	15,033
Income tax provision	2,453	1,550	6,543	5,805
Net income	$ 4,120	$ 3,060	$ 11,629	$ 9,228

Basic net income per share	$ 0.06	$ 0.05	$ 0.18	$ 0.14
Diluted net income per share	$ 0.06	$ 0.05	$ 0.18	$ 0.14

Weighted average shares outstanding (as Restated)
Basic	63,062	62,724	62,933	62,449
Diluted	63,179	62,834	63,019	62,689

Key Financial Metrics:
Revenue growth - outsourced portals	50%	17%	29%	19%
Same state revenue growth - outsourced portals	14%	10%	12%	12%
Recurring portal revenue percentage	87%	94%	89%	92%
Gross profit % - outsourced portals	42%	44%	42%	46%
Selling & administrative as a % of portal revenue	17%	23%	21%	24%
Operating income margin as a % of portal revenue	18%	19%	19%	20%

Portal Revenue Analysis:
DMV transaction-based	$ 15,862	$ 11,745	$ 41,403	$ 35,445
Non-DMV transaction-based	13,745	8,800	35,702	25,427
Portal software & services	4,746	1,498	10,629	5,454
Portal management	1,883	2,104	5,674	6,238
Total portal revenues	$ 36,236	$ 24,147	$ 93,408	$ 72,564

NIC INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
Thousands

	September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$ 66,633	$ 60,373
Trade accounts receivable	39,783	37,497
Unbilled revenues	392	359
Deferred income taxes, net	1,199	4,293
Prepaid expenses & other current assets	2,138	2,273
Total current assets	110,145	104,795

Property and equipment, net	6,504	6,641
Intangible assets, net	3,743	1,105
Deferred income taxes, net	4,143	6,727
Other assets	199	144
Total assets	$ 124,734	$ 119,412

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 46,592	$ 41,792
Accrued expenses	13,320	8,407
Application development contracts	90	202
Other current liabilities	1,174	898
Total current liabilities	61,176	51,299

Other long-term liabilities	444	894
Total liabilities	61,620	52,193

Commitments and contingencies	-	-

Shareholders' equity:
Common stock, $0.0001 par, 200,000 shares authorized,
63,142 and 62,779 shares issued and outstanding	6	6
Additional paid-in capital	138,460	154,194
Accumulated deficit	(75,352)	(86,981)
	63,114	67,219
Total liabilities and shareholders' equity	$ 124,734	$ 119,412

NIC INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
(UNAUDITED)
Thousands

			Additional Paid-in Capital
	Common Stock			Accumulated Deficit
	Shares	Amount			Total
Balance, January 1, 2009, as originally reported	62,779	$ -	$ 154,200	$ (86,981)	$ 67,219
Change in par value of common stock	-	6	(6)	-	-
Balance, January 1, 2009, as adjusted	62,779	6	154,194	(86,981)	67,219
Net income	-	-	-	11,629	11,629
Cash dividends on common stock	-	-	(19,150)	-	(19,150)
Shares surrendered upon exercise of stock
options and vesting of restricted stock
to satisfy tax withholdings	(95)	-	(648)	-	(648)
Stock option exercises and restricted stock
vestings	353	-	90	-	90
Stock-based compensation	-	-	2,121	-	2,121
Tax deductions relating to stock-based
compensation	-	-	1,388	-	1,388
Issuance of common stock under
employee stock purchase plan	105	-	465	-	465
Balance, September 30, 2009	63,142	$ 6	$ 138,460	$ (75,352)	$ 63,114

NIC INC.
CASH FLOW SUMMARY
(UNAUDITED)
Thousands

	Three-months Ended		Nine-months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Cash flows from operating activities:
Net income	$ 4,120	$ 3,060	$ 11,629	$ 9,228
Adjustments to reconcile net income to net cash provided by
operating activities, excluding the effects of acquisition:
Depreciation & amortization	2,779	903	5,347	2,648
Stock-based compensation expense	737	601	2,121	1,829
Application development contracts	(38)	(36)	(112)	(107)
Deferred income taxes	2,111	1,699	4,504	5,332
Nonrecurring gain on acquisition of business (net of tax)	-	-	(2,184)	-
Loss on disposal of property and equipment	-	5	-	24
Changes in operating assets and liabilities, net of acquisition:
(Increase) decrease in trade accounts receivable	456	1,107	(2,286)	(5,132)
(Increase) decrease in unbilled revenues	(11)	243	(33)	372
(Increase) decrease in prepaid expenses & other current assets	(84)	(642)	246	(146)
(Increase) in other assets	(52)	(10)	(55)	(10)
Increase (decrease) in accounts payable	(1,477)	6,172	4,800	7,638
Increase in accrued expenses	2,378	871	4,146	929
Increase (decrease) in other current liabilities	(139)	649	152	918
Increase (decrease) in other long-term liabilities	(172)	322	(450)	322
Net cash provided by operating activities	10,608	14,944	27,825	23,845
Cash flows from investing activities:
Purchases of property and equipment	(1,137)	(891)	(2,458)	(3,118)
Capitalized internal use software development costs	(135)	(153)	(400)	(561)
Purchases of investments	-	-	-	(1,000)
Sales and maturities of investments	-	25	-	11,675
Acquisition of business	-	-	(1,500)	-
Net cash (used in) provided by investing activities	(1,272)	(1,019)	(4,358)	6,996
Cash flows from financing activities:
Cash dividends on common stock	-	-	(19,150)	(15,709)
Proceeds from employee common stock purchases	-	-	465	280
Proceeds from exercise of employee stock options	63	10	90	1,862
Tax deductions related to stock-based compensation	471	-	1,388	-
Net cash provided by (used in) financing activities	534	10	(17,207)	(13,567)
Net increase in cash and cash equivalents	9,870	13,935	6,260	17,274
Cash and cash equivalents, beginning of period	56,763	41,575	60,373	38,236
Cash and cash equivalents, end of period	$ 66,633	$ 55,510	$ 66,633	$ 55,510

Other cash flow information:
Income taxes paid	$ 8	$ 108	$ 800	$ 577

CONTACT:
NIC Inc.
Nancy Beaton, 913-754-7054
nbeaton@nicusa.com